Exhibit 10.6

SUBLEASE AGREEMENT

This Sublease is made this 8th day of August, 2018 (the “Sublease”), in Austin, Travis County, Texas by and between Spiceworks, Inc., a Delaware corporation (“Sublessor”), and CS Disco., Inc., a Delaware corporation (“Sublessee”).

Sublessor is the lessee under that certain Lease Agreement by and between San Clemente at Davenport – North, LTD., a Texas limited partnership, as Landlord (“Original Lessor”), and Sublessor, as tenant, dated as of November 18, 2013, as amended by that certain First Amendment to Lease Agreement dated as of December 18, 2013, and that certain Second Amendment to Lease Agreement dated as of February 11, 2014 (as amended, the “Main Lease”) for the premises described in the Main Lease (the “Leased Premises”), AG San Clemente 3700 Inc., a Delaware corporation (“Lessor”) is the successor-in-interest to Original Lessor with respect to the Lease. A true and correct copy of the Main Lease is attached hereto as Exhibit A and incorporated herein by this reference.

In consideration of the mutual promises contained herein, Sublessor hereby subleases to Sublessee the portion of the Leased Premises containing approximately 23,180 rentable square feet and described on Exhibit B attached hereto (the “Subleased Premises”) and identified as Suite 150, subject to the terms of the Main Lease, and subject further to the terms of this Sublease, as follows:

1.	Sublessee acknowledges that it has read the Main Lease and is fully familiar with all terms and condition of the Main Lease.

2.

The term of this Sublease shall commence on the later to occur of (i) the earlier of (a) the date Sublessee has a separate high speed internet connection and network connection at the Subleased Premises and (b) the date that is fourteen (14) days after the date Sublessor delivers possession of the Subleased Premises to Sublessee and (ii) one day following tech Sublessor and Sublessee’s receipt of Lessor’s written consent to this Sublease (the “Commencement Date”) and shall expire on July 31, 2020 (the “Term”). Sublessee may extend the Term through November 30, 2022 (the “Renewal Period”), by providing written notice to Sublessor six (6) months prior to the expiration of the Term. If the Main Lease terminates or expires, this Sublease shall automatically terminate without the need for notice or further documentation and Sublessor and Sublessee shall thereafter be relieved of all obligations and liabilities hereunder, except those that accrued prior to the date of the termination and those which expressly survive termination. Notwithstanding the preceding sentence, (I) If the Main Lease terminates as a result of a default or breach by Sublessor of the Main Lease, then Sublessor shall be liable to Sublessee. For the damage suffered as a result of such termination and (II) Sublessor hereby agrees that it shall not terminate the Main Lease prior to expiration or earlier termination of this Sublease. The terms of the preceding sentence shall survive termination of this Sublease. Sublessee shall be permitted entry into the Subleased Premises prior to the Commencement Date for the limited purpose of installing Sublessee’s furniture, fixtures and equipment, installing its telecommunications and security systems and cabling. Such entry shall be: (A) at Sublessee’s risk; and (B) subject to all the terms of this Sublease, except the obligation to pay Base Rent or Additional Rent (each as defined below). Notwithstanding anything to the contrary contained herein, if Sublessor does not deliver a copy of Lessor’s written consent to this Sublease within two business days after Sublessee delivers a counterpart of this Sublease (“Written Consent”) to Sublessor that is executed by Sublessee, Sublessee may terminate this Sublease by delivering written notice thereof to Sublessor at any time prior to Sublessor’s delivery of the Written Consent to Sublessee.

3.

Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease, they and each of them are incorporated into this Sublease as if fully completely rewritten herein and shall fix the rights and obligations of the parties hereto with respect to the Subleased Premises with the same effect as if Sublessor and Sublessee were, respectively, the Landlord and Tenant (as such terms are defined in the Main Lease) named in the Main Lease, Sublessee assumes and shall observe all obligations, liabilities, covenants, and undertakings of Sublessor as Tenant (as such term is defined in the Main Lease) under the Main Lease to the extent the same are applicable to the Subleased Premises during the Term, and agrees not to do or permit to be done any act, nor fail to do any action, which shall result in a violation of any of the terms and conditions of said Main Lease. Except as otherwise specifically provided herein, Sublessee is to have the benefit of the covenants and undertakings of Lessor in the Main Lease to the extent the same are applicable to the Subleased Premises during the Term. It is expressly understood and agreed, however, that Sublessor is not in the position to render any of the services or to perform any of the obligations required of

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Lessor by the terms of this Sublease, and that performance by Sublessor of its obligations hereunder are conditioned upon due performance by Lessor of its corresponding obligations under the Main Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required by Sublessor by the terms of this Sublease that are the responsibility of the Lessor under the Main Lease, but Sublessor agrees to take prompt and reasonable measures to insure that Lessor performs said obligations. Sublessor shall not be required to (i) provide any of the insurance, services or construction to the Subleased Premises that Lessor may have agreed to provide pursuant to the Main Lease (or as required by law), (ii) provide any utilities (including electricity) to the Subleased Premises that Lessor may have agreed to provide pursuant to the Main Lease (or as required by law); provided, however, that Sublessee may obtain after-hours HVAC services for the price of $30.00/per hour per zone of the Subleased Premises, (iii) make any of the repairs that Lessor may have agreed to make pursuant to the Main Lease (or as required by law), (iv) take any other action relating to the operation, maintenance, repair, restoration, rebuilding, alteration or servicing of the Subleased Premises that Lessor may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made complied with or taken under the Main Lease, (v) provide any security for the Subleased Premises or (vi) provide Sublessee with any abatement, rebate, credit, allowance or other concession required of Lessor pursuant to the Main Lease. Subject to Sublessor’s compliance with the terms of this Section, Sublessee shall not make any claim against Sublessor for any damage which may arise by reason of (a) the failure of Lessor to keep, observe or perform any of its obligations under the Main Lease or (b) the acts or omissions of Lessor or its agents, contractors, employees, invitees or licensees. The payment of rent by Sublessee to Sublessor shall be governed by Paragraph 4 herein. The relationship between Sublessee and Sublessor shall be the same as that between Sublessor and Lessor under the Main Leaser, Sublessor shall not modify the Main Lease in any way that would expand the obligations or liabilities, or reduce the rights, of Sublessee under this Sublease.

4.

Sublessee agrees to pay Sublessor, as rent for the Subleased Premises, the following monthly amounts as base rent (“Base Rent”), which are payable in advance on the 1st day of each calendar month during the Term:

Time Period	Monthly Base Rent
Commencement Date – Lease Month 12	$46,360.00
Lease Month 13 – July 31, 2020	$47,325.83
August 1, 2020 – July 31, 2021*	$48,291.67
August 1, 2021 – November 30, 2022*	$49,257.30

As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the monthly Rase Rent rate applicable for such partial month).

*If Sublessee extends the Term for the Renewal Period

Sublessee also agrees to pay Sublessor, beginning on the Commencement Date and on the first day of each month thereafter during the Term, Subtenant’s proportionate share of the Basic Costs (as defined in the Main Lease) paid by Sublessor in its capacity as tenant under the Main Lease (the “Additional Rent”), including, without limitation, Section 4(o) thereof. For Sublessee, the Tenant’s Proportionate Share (as such term is defined in the Main Lease) shall be 9.27%. The estimated annual Basic Costs for 2018 are $14.37 per rentable square foot in the Building (as defined in the Lease). Within 15 days after the actual amount of Basic Costs due under the Main Lease is known by Sublessor, Sublessor shall notify Sublessee thereof and of Sublessee’s portion thereof. If Sublessee has overpaid rent for the period in question, such overpayment shall be credited against the next installments of rent due or returned by Sublessor to Sublessee, or if Sublessee has underpaid rent, then Sublessee shall pay the amount of such underpayment to Sublessor within five days after the receipt of such notice.

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5.

The following events shall be deemed to be events of default by Sublessee under this Sublease: (a) Sublessee’s failure to perform any of its obligations under this Sublease and such failure is not cured within a period of time that is: (1) the same period of time afforded to Sublessor under the Main Lease to cure a failure to pay rent or a monetary default by Sublessee hereunder, and (2) a period of time that is two (2) business days less than the period of time afforded to Sublessor under the Main Lease to cure any other non-monetary default by Sublessee hereunder and (b) any events of default by Sublessees listed as events of default by Tenant (as such term is defined in the Main Lease) set forth in the Main Lease (including, without limitation, any act, omission or circumstance with respect to Sublessee’s use and enjoyment of the Subleased Premises that constitutes, after notice and the expiration at any cure periods set forth in the Main Lease, an Event of Default [as such term is defined the Main Lease]). Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Lessor in the Main Lease.

6.

Sublessee shall, at no cost to Sublessee, have the right to use all of the furniture currently located in the Subleased Premises including, without limitation, the furniture listed on Exhibit C attached hereto and Sublessor shall deliver possession of the Subleased Premises to Sublessee with all such furniture located therein. Such furniture shall remain in the Sublease Premises at the expiration of the Term an shall be in substantially the same condition as it exists on the Commencement Date, reasonable wear and tear (and damages caused by casualty excluded), Sublessee may install a security system in the Subleased Premises; provided, however, that Sublessee removes any such security system at the end of the Term at Sublessee’s sole cost and expense.

7.

Sublessee shall have the right, at no cost to Sublessee, to have building suite and directory signage. The Sublessor shall, on or before the Commencement Date, install signage identifying Sublessee on all building standard hallway and directory signage. Sublessee may request from Lessor the right, at Sublessee’s sole cost and expense, to install a panel on the Monument Sign (as such term is defined in the Main Lease) provided that such panel conforms to all applicable laws and restrictive covenants applicable to the Building (as such term is defined in the Main Lease) and Sublessee obtains Lessor’s prior written consent to the proposed sign panel prior to installation thereof; provided, however, that nothing in this Agreement will waive any of Sublessor’s rights to signage, including on the Monument Sign, as provided under the Main Lease.

8.

Sublessor shall, at its sole cost and expense, construct a breakroom in the Subleased Premises in accordance with the plans and specifications attached hereto as Exhibit D (“Breakroom”). The construction of the Breakroom shall (a) be commenced by Sublessor promptly following execution of this Sublease and be completed within 75 days after the Commencement Date (“Breakroom Construction Deadline”) and Sublessor shall make reasonable efforts not to disturb or interfere with the quiet enjoyment of the Subleased Premises by Sublessee including the partition of construction areas from the remainder of the Subleased Premises and causing all construction areas and surrounding areas affecting by such construction areas to broom cleaned daily of trash, debris and non-useful materials, (b) be performed in a good and workmanlike manner, and (c) be comprised of all new materials and free of materiel defects in materials and workmanship. If Sublessee elects to have no construction of the Breakroom occur on any specific day or days and provides Sublessor with at least 24 hours advance notice thereof (which notice may be verbal), no such construction of the Breakroom shall occur on such day(s) and the Breakroom Construction Deadline shall be extended one day for each such day; provided, however that Sublessee may not exercise such election for more than five days of construction. Any alterations performed by Sublessee shall be subject to restoration at Lessor’s discretion. Notwithstanding the foregoing, Sublessor hereby acknowledges and agrees that the neither the Breakroom nor the card key system described below in this Section will be required to be removed or restored at the end of the Term. If the Breakroom Completion Date has not occurred on or before Breakroom Construction Deadline, Base Rent and Additional Rent shall be abated one day for each day thereafter until the Breakroom Completion Date occurs. As used herein, the “Breakroom Completion Date” means the date construction of the Breakroom is completed in accordance with this Sublease and applicable law (including final approval from all applicable governmental authorities). Sublessee may, at its sole cost and expense, install an electronic card key system within the Subleased Premises, provided that such electronic card key system is compatible with the current card key system serving the Building.

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9.

Sublessor and Sublessee agree that during the Term, neither party will solicit, directly or indirectly, or hire any employee of the other party; provided, however, that nothing shall prevent either party from hiring an employee of the other who responds to a publicly available job posting or responding to other forms of recruiting that are not directly targeted to Sublessor or Sublessee.

10.

Upon execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $75,000 (“Security Deposit”) in cash, as a security deposit to be held by Sublessor to secure Sublessee’s performance of its obligations under this Sublease. Provided that Sublessee has performed all of its obligations hereunder, Sublessor shall, within 30 days after the expiration of the Term and Sublessee’s surrender of the Subleased Premises in compliance with the provisions of this Sublease, return to Sublessee the portion of the Security Deposit which was not applied to satisfy Sublessee’s obligations. If Sublessor transfers its interest in the Subleased Premises and the transferee assumes Sublesssor’s obligations under this Sublease, then Sublessor may assign the Security Deposit to the transferee and Sublessor thereafter shall have no further liability for the return of the Security Deposit. The rights and obligations of Sublessor and Sublessee under this Section 10 are subject to any other requirements and conditions imposed by laws applicable to the Security Deposit,

11.	Time is of the essence of this Sublease, and each and all the terms hereof.

12.

Any notice or other communication required or permitted to be given under this Sublease or under the Main Lease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice is mailed, on the date on which it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:

If to Sublessor: 3700 N. Capital of Texas Highway Suite 100 Austin, Texas 78746 Attn: Scott Di Valerio	If to Sublessee: 7000 N Mopac Expy, Suite 455 Austin, TX 78731 Attn: Chief Executive Officer

13.

Sublessee shall have no right to assign or sublet any interest in this Sublease without first obtaining the written consent of the Lessor and Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.

14.

Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Lessor pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Lessor in event of any such default, the liability and obligations of Sublessor being solely pursuant to the terms and conditions of this Sublease.

15.

In the event any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable in any respects such invalidity, illegality or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

16.

Neither Sublessor nor Sublessee has dealt with any broker or agent in connection with the negotiation or execution of this Sublease other than HPI Corporate Services, LLC, whose commission (in the amount of four percent (4%) of the aggregate gross rentals payable over the Term) shall be paid by Sublessor pursuant to a separate written agreement. Sublessee and Sublessor shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

17.

This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sublease.

18.	This Sublease is subject to and conditioned upon the written consent of Lessor to this subletting.

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19.

This Sublease (and amendments to this Sublease) may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Sublease, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Sublease to physically term one document.

20.

During the Term, Sublessee shall be permitted to use Spaces (as such term is defined in Exhibit E of the Main Lease) in the Garage and/or the surface lots around the Building at a ratio of four parking spaces for every 1,000 rentable square feet in the Subleased Premises (“Sublessee Spaces”). The Sublessee Spaces allocated to Sublessee pursuant to this Sublease shall be unreserved and non-exclusive. The rent for the Sublessee Spaces shall be $0.00 between the Commencement Date and expiration of the Renewal Period.

21.

Sublessor hereby covenants and agrees that it shall maintain the insurance required or “Tenant” in Section 11 of the Main Lease and such insurance shall name Sublessee an additional insured. And, Sublessor shall furnish certificates of such insurance of the maintenance of the insurance required of Sublessor pursuant to the preceding sentence and Sublessor shall obtain a written obligation on the part of each insurance company to notify Sublessee at least 30 days before cancellation or a material change of any such insurance. Sublessee covenants and agrees that from and after the execution date hereof and continuing throughout the Sublease Term, Sublessee will comply with the same insurance requirements imposed by Landlord on Sublessor pursuant to Section 11 of the Main Lease as they apply to Sublessee and the Sublease Premises.

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EXECUTED on the 8th day of August, 2018.

SUBLESSOR: SPICEWORKS, INC., a Delaware corporation		SUBLESSEE: CS DISCO, INC., a Delaware corporation
By:	/s/ Scott Abel	By:	/s/ Michael Lafair
Title:	President & CEO	Title:	CFO
Date:	Aug. 9, 2018	Date:	August 8, 2018

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EXHIBIT A

MAIN LEASE

A-1

LEASE AGREEMENT

Between

SAN CLEMENTE AT DAVENPORT – NORTH, LTD.

as Landlord,

and

SPICEWORKS, INC.

as Tenant,

Covering approximately 95,268 rentable square feet

of the Building known as

3700 San Clemente

located at

3700 N. Capital of Texas Highway

Austin, Texas 78746

BASIC LEASE INFORMATION

Tenant:	SPICEWORKS, INC., a Delaware corporation

Tenant’s Address:	Prior to the Commencement Date: 7300 FM 2222 Building 3, Suite 100 Austin, Texas 75730 Attention: Scott Abel	After the Commencement Date: 3700 N. Capital of Texas Highway Suite 100 Austin, Texas 78746 Attention: Scott Abel

Contact:	Scott Abel

Telephone:	(512) 628-8201

Landlord:	San Clemente at Davenport – North, Ltd., a Texas limited partnership

Landlord’s Address:	c/o HPI Real Estate, Inc. 3600 N. Capital of Texas Highway Building B – Suite 250 Austin, Texas 78746 Attention: Property Manager

Contact:	Adri Baker / Sam Houston

Telephone:	512-435-4455

Premises:	(i) Prior to the Mandatory Expansion Date (hereinafter defined), the space identified as the “Initial Premises” on Exhibit A-1 to this lease (the “Initial Premises”), containing a total of approximately 72,088 rentable square feet and comprised of all of the rentable area of 2nd floor of the Building and a portion of the 1st floor of the Building, and (ii) from and after the Mandatory Expansion Date, the Initial Premises, together with the area identified as the “Mandatory Expansion Space” on Exhibit A-1 to this Lease (the “Mandatory Expansion Space”), which Mandatory Expansion Space contains approximately 23,180 rentable square feet and is all of the remaining rentable area of the 1st floor of the Building.

Building:	3700 San Clemente, which contains 249,870 rentable square feet and is located or to be located on the land described on Exhibit A attached hereto (the “Land”). The Building, the Land and all other improvements located on or to be located on and appurtenances to the Building and the Land are referred to collectively as the “Property”.

Term:	Ninety (90) months, commenting on the “Commencement Date”, as hereinafter defined, and ending at 5:00 pm on the last day of the ninetieth (90th) calendar month following the Commencement Date. The Commencement Date shall be the later of (i) April 1, 2015, and (ii) the date of Substantial Completion (as defined in Exhibit D) of Tenant’s improvements (as defined in Exhibit D), as determined in accordance with the Work Letter attached hereto as Exhibit D, subject to adjustment and earlier termination as provided in the Lease. Tenant shall have the Renewal Option set forth in Exhibit H attached hereto.

Basic Rental on 72,088 rsf	Months 1 – 12:	$24.00 per rentable square foot ($144,176.00 per month)
	Month 13 – Month 17	$24,50 per rentable square foot ($147,179.66 per month)

Basic Rental on 95,268 rsf	Mandatory Expansion Date – Month 24:	$24.50 per rentable square foot ($194,505.50 per month)
	Months 25 – 36:	$25.00 per rentable square Pont ($198,475.00 per month)
	Months 37 – 48:	$25.50 per rentable square foot ($202,444.50 per month)

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Months 49 – 60:	$26.00 per rentable square foot ($206,414.00 per month)
Months 61 – 72:	$26.50 per rentable square foot ($210,381.50 per month)
Months 73 – 84:	$27.00 per rentable square foot ($214,353.00 per month)
Months 85 – 90:	$27.50 per rentable square foot ($218,322.50 per month)

As used herein, with respect to the first Month, a “Month” shall meant the period commencing on the Commencement Date and ending on the last day of the first full calendar month thereafter, and with respect to the remaining Term, a “Month” shall mean a calendar month. The “Mandatory Expansion Date” shall be the first day of the eighteenth (18th) Month of the Term. Basic Rental with respect to the Mandatory Expansion Space shall not commence until the Mandatory Expansion Date.

Security Deposit:	$0.00

Rent:	Basic Rental, Tenant’s Proportionate Share of Basic Costs and all other sums that Tenant may owe to Landlord under the Lease.

Payments:	All payments shall be sent to Landlord: c/o HPI Real Estate, Inc. at /ADDRESS TBD– P.O. Box ____________, Dept. __________________, _____________________, Texas _______________/ or such other place as Landlord may designate from time to time. All payments shall be in the form of check until otherwise designated by Landlord, provided that payment by check shall not be deemed made if the check is not duly honored with good funds.

Permitted Use:	General office use.

Tenant’s Proportionate Share:

Effective as of the Commencement Date, 28.85%, which is the percentage obtained by dividing (a) the 72,088 rentable square feet in the Initial Premises by (b) the 249,870 rentable square feet in the Building.

Effective as of the Mandatory Expansion Date, 38.13%, which is the percentage obtained by dividing (a) the 95,268 rentable square feet in the total Premises by (b) the 249,870 rentable square feet in this Building.

Tenant’s Estimated Proportionate Share of Basic Costs:	Costs of approximately $11.80 per rentable square foot per year ($70,886.53 per month) based on a Premises of 72;088 rentable square feet.

Initial Liability Insurance Amount:	$3,000,000.00

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

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Executed this 18 day of November, 2013:

LANDLORD:

SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas Limited partnership

	By:	Office-360, Inc., a Texas corporation, its general partner

Landlord Witness

/s/ Adri Baker		By:	/s/ Richard E. Anderson
Adri Baker		Name:	Richard E. Anderson
		Title:	President

TENANT:

SPICEWORKS, INC., a Delaware corporation

	By:	/s/ Scott Abel
	Name:	Scott Abel
	Title:	President & CEO

Page iii

LEASE

THIS LEASE AGREEMENT (this “Lease”) is entered into by and between San Clemente at Davenport – North, Ltd., a Texas limited partnership (“Landlord”). and Spice Works, Inc., a Delaware corporation (“Tenant”).

DEFINITIONS AND BASIC PROVISIONS

1. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes.

LEASE GRANT

2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM

3. (a) Acceptance of Premises. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become available and ready for occupancy by Tenant, then (a) Landlord shall not be in default hereunder or be liable for damages therefor, and (b) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. Upon Substantial Completion of Tenant’s Improvements, Landlord and Tenant shall execute the Acceptance of Premises Memorandum (herein so called) attached hereto as Exhibit F setting forth the Commencement Date. If Tenant occupies the Premises without executing an Acceptance of Premises Memorandum, Tenant shall be deemed to have accepted the Premises foe all purposes and Substantial Completion shall be deemed to have occurred on the Commencement Dale set forth in the Acceptance of Premises Memorandum delivered to Tenant by Landlord. Landlord shall deliver possession of the Premises to Tenant in broom clean condition, with all Building .systems in good working order and the roof water-tight, and fit compliance with all applicable laws. Tenant’s acceptance of the Premises shall not be deemed a waiver of Tenant’s right to have latent defects in the Tenant’s Improvements reported to Landlord within 180 days after the Commencement Date repaired at no Cost to Tenant.

(b) Early Possession. Provided that such possession does not interfere with the construction of the Tenants Improvements by Landlord, Tenant may take possession of the Premises (including the Mandatory Expansion Space) approximately four (4) weeks prior to the Commencement Date for the sole purpose of performing improvements therein or installing furniture, equipment or other personal property of Tenant. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of the lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Provided, however, Tenant shall remain liable for the cost of any above Building standard or third party services (including utilities) requested by Tenant and provided to the Premises during the period of Tenant’s possession prior to the Commencement Date, Early occupancy of the Premises shall not advance the expiration date of the lease. Further, at any time following the Commencement Date, Tenant may occupy all or any portion of the Mandatory Expansion Space prior to the Mandatory Expansion Date for the Permitted Use under this Lease. If Tenant occupies the Mandatory Expansion Space, or portion thereof following foe Commencement Date but before the Mandatory Expansion Date, such possession shall be subject to the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent for that portion of the Mandatory Expansion Space occupied by Tenant during the period of time prior to the Mandatory Expansion Date.

(c) Financing of Construction. Landlord and Tenant acknowledge that as of the date of this Lease, the Building in which the Premises is to be located has not yet been constructed. Landlord shall not be obligated to proceed with construction, of the Building unless and until financing acceptable to Landlord has been obtained. If Landlord has not entered in to a construction loan satisfactory to Landlord by January 1, 2014, Landlord shall so notify Tenant, and thereafter, but prior to the date the Landlord obtains a construction loan, either party hereto shall be entitled to terminate this Lease by delivering written notice of termination to the other party. Such termination shall be effective upon the date of receipt of the termination option by the non-terminating party, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder (provided that Landlord shall refund to Tenant all pre-paid Rent hereunder), and neither party shall have any liability to the other by reason of such termination.

RENT

4. (a) Payment. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth In Exhibit C, without deduction or set off, in care of HPI Real Estate, Inc. at /ADDRESS TBD– P.O. Box __________, Dept. ___________, Texas ________/ (or auch other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly to advance. The monthly installment of Basic Rental payment for the first Month of the Term and all additional sums payable for the first Month of the Term shall be payable March 1, 2015, thereafter, monthly installments of Basic Rental and all additional sums shall be due on the first day of the second Month of the Term and continuing on the first day of each succeeding calendar month during the Term. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is to effect, and shall be due on the Commencement Date. Notwithstanding anything contained herein or in the Basic Lease Information to the contrary, the parties acknowledge that the Basic Rent payable during the initial six (6) Months of the Initial Term shall be calculated as if the Premises contained only 56,000 square feet of rentable area (i.e., Basic Rent payable during such six (6) Months shall equal $112,000.00 per month).

(b) Consumer Price Index to Basic B. (Intentionally Omitted.)

(c) Basic Costs. Tenant shall pay to Landlord an amount equal to the product of (1) Basic Costs (as described on Exhibit C), multiplied by (2) Tenant’s Proportionate Share. Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to Tenant’s Estimated Proportionate Share of Basic Costs. From time to time during any calendar year, Landlord may estimate and re-estimate the Proportionate Share of Basic Costs to be due by Tenant for that calendar year and deliver a copy of the estimate of re-estimate to Tenant. Thereafter, the monthly installments of estimated Basic Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of its Proportionate Share of Basic Costs as estimated by Landlord. Notwithstanding anything contained herein to the contrary, during the initial six (6) Months of the initial Term, for purposes of calculating Tenant’s Proportionate Share of Basic Costs payable hereunder, Tenants Proportionate Share shall be calculated as if the Premises contained 56,000 square feet of rentable area.

(d) Annual Cost Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Costs (the “Annual Cost Statement”) for the previous year adjusted as provided in Section 4(e). If the Annual Cost Statement reveals that Tenant paid more for then Landlord shall reimburse or credit Tenant for such excess within 30 days after delivery of the Annual Cost Statement in question likewise, if Tenant paid less than Tenant’s Proportionate Share of Basic Costs, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement in question.

(e) Adjustments to Basic Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Basic Costs for such period shall, for the purposes hereof, be increased in the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

DELINQUENT PAYMENT;

HANDLING CHARGES

5. All payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to 10% of the delinquent payment in reimburses Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the changes permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

SECURITY DEPOSIT

6. Intentionally omitted.

LANDLORD’S OBLIGATIONS

7. (a) Services. Provided no Event of Default exists, Landlord shall furnish to Tenant (1) water (how and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, during normal business hours, and at such temperatures and in such amounts as and reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment be reasonably required; (4) an elevator for Ingress and egress to the flow on which the Premises are located, in coming with other tenants; (5) replacement of Building standard light builds and fluorescent tubes; and (6) electrical current during normal business hours at a power capacity of 4 watts per rentable space foot for lighting and outlets (“Normal Usage”). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires any of the services specified in this Section 7(a) at any time other than times herein designated, such services shall be supplied Tenant upon the written request of Tenant delivered Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services (at the approximate hourly rate charged to other tenants in the Building) within ten days after Landlord has delivered to Tenant an invoice therefor. As used herein, the term “normal business hours” shall mean from 7:00 a.m. to 7:00 p.m. Monday through Friday and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for legal holidays. Tenant shall have access to the Building 24 hours a day, 7 days per week, subject to the terms of this Lease. Any after hours HVAC charges shall be at the rate of $30.00 per hour, per zone, plus applicable taxes.

(b) Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for special lighting, computers and other equipment whose electrical energy consumption exceeds Normal usage through the then-existing feeders and risers serving the Building and the Premises (not to exceed, however, 7.0 watts per usable square foot of the Premises, determined on a floor-by-floor basis, excluding Building systems), and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor, Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense, Tenant shall not install any electrical equipment requiring special wiring or requiring electrical current in excess of Normal Usage unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable `alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, personal computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

(c) Subject to Rules of Provider. Landlord’s obligation to furnish services under Section 7(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

(d) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not (i) render Landlord liable for any damages caused thereby, (ii) be a constructive eviction of Tenant, (iii) constitute a breach of any implied warranty, or (iv) except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 45 consecutive days (or 10 consecutive days if the reason for such unavailability is within the reasonable control of Landlord) because of the unavailability of any such service, Tenant shall, as its sole and exclusive remedy therefor, be entitled to a reasonable abatement of Rent for each consecutive day (after such 45 day or 10 day period, as applicable) that Tenant is so prevented from making reasonable use of the Premises.

IMPROVEMENTS; REPAIRS

8. (a) Improvements; Alterations. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in written by Landlord. After the initial Tenant’s Improvements (as defined in Exhibit D) are completed, no alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent. Prior to commencing any alteration, addition, or improvement and as a condition to obtaining Landlord’s consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approval; evidence of contractor’s and subcontractor’s insurance reasonably acceptable to Landlord; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and all other equipment that is in any manner connected to the Building’s plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant’s drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord an administration fee of 5% of all costs incurred for such work. Upon completion of the alteration, addition, or improvement, Tenant shall deliver to Landlord “as built” plans, contractor’s affidavits, and full and final lien waivers of lien and receipted bills covering all labor and materials. Notwithstanding anything in this Lease to the contrary, except with respect to the Tenant Improvements, Tenant shall be responsible for the cost of all work required to comply with the requirements of the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans With Disabilities Act of 1990, 42 U.S.C. §§12101-12213 (collectively, the “Disability Acts”), and all rules, regulations, and guidelines promulgated thereunder, as the same may be amended from time to time, necessitated by any installations, additions, or alterations made in or to the Premises at the request of or by Tenant or by Tenant’s specific use of the Premises (other than retrofit work whose cost has been particularly identified as being payable by Landlord in an instrument signed by Landlord and Tenant), regardless of whether such cost is incurred in connection with retrofit work required in the Premises or in other areas of the Building.

(b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe operable attractive condition, and shall not permit or allow to remain any waste or damage to an port of the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision any damage to the Building caused by Tenant or Tenant’s agents, employees, contractors, or invitees. If Tenant fails to make such repair or replacements within 15 days after the occurrence of such damage, then Landlord may make the same at Tenant’s cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant’s cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord shall keep and maintain in good condition, repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building, including the foundation; (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) the roof of the Building; (4) exterior windows of the Building; and (5) elevators serving the Building.

(c) Performance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements, and in a good and workmanlike manner so as not to damage the Premises, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building’s engineer of record.

(d) Mechanic’s Liens. Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Building for any work performed, materials furnished or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has deliver to Tenant an Invoice therefor.

USE

9. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules and regulations relating to the use, condition, and occupancy of the Premises; provided that Tenant shall not be required to make any alterations or improvements to the Building systems serving the Premises or to the structure of the Building within the Premises in order to comply with any applicable law, except to extent that the obligation to so comply arises by reason of (a) Tenant’s performance of any alterations or to Tenant’s specific use of the Premises. The Premises shall not be used for an use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents. If, because of Tenant’s acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in is management of the Building.

ASSIGNMENT AND SUBLETTING

10. (a) Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord may grant or deny in its reasonable discretion), (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) though 10(a)(6) being a “Transfer”). Notwithstanding anything herein to the contrary, Tenant may assign this Lease without obtaining Landlord’s consent (a “Permitted Transfer”) to any of the following (each a “Permitted Transferee”): (a) any Affiliate, or (b) any entity which acquires all or substantially all of the assets of Tenant (whether or not there is a change in Tenant’s name), provided that such transferee assumes in full the obligations of Tenant under this Lease either by law or by executing an assignment that meets Landlord’s reasonable approval and provided that all of the following criteria or conditions are satisfied: (i) no Event of Default exists under this Lease, (ii) with respect to an assignment to a Permitted Transferee descried in (b), Tenant’s successor shall own all or substantially all of the assets or stock of Tenant and such successor shall have a tangible net worth which is at least equal to Tenant’s tangible net worth at the date of this Lease as evidenced to Landlord’s reasonable satisfaction, (iii) such Affiliate’s or successor’s use of the Premises shall be restricted to the Permitted Use; and (iv) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed assignment, along with the legal name of the proposed Permitted Transferee. Further notwithstanding anything herein to the contrary, Tenant may sublet the Premises or any portion thereof to an Affiliate of Tenant and such Affiliate shall be deemed a Permitted Transferee and such sublease shall be deemed a Permitted Transfer so long as parts (1), (ii) and (iv) of the foregoing sentence are satisfied. “Affiliate” means and refers to any entity controlling, controlled by, or under common control with another such entity, where control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of more than 50% of the voting securities of any entity, or possession of the right to vote, in the ordinary direction of its affairs, more than 50% of the voting interest in, any entity, shall be presumed to constitute such control. If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with the following (the “Required Information”); a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee; name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease, provided that Landlord shall be deemed to have reasonably withheld its consent to any sublease or assignment if the refusal is based on (i) Landlord’s determination (in its reasonable discretion) that such subtenant or assignee is not of the character or quality of a tenant to whom Landlord would generally lease space of the Building, (ii) the fact that such sublease or assignment is not in form and of substance reasonably satisfactory to Landlord, (iii) such sublease or assignment conflicts in any manner with this Lease, including, but not limited to, the Permitted Use, (iv) the proposed subtenant or assignee is a governmental entity or a medical office, (v) the proposed subtenant’s or assignee’s primary business is prohibited by any non-compete clause then affecting the Building, (vi) the proposed subtenant or assignee is a tenant of the Building or other building owned by Landlord in the San Clemente office park or Landlord is negotiating with the proposed subtenant or assignee to become a tenant of the Building or another building owned by Landlord in the San Clement office park, (vii) the population density of the proposed subtenant or assignee within the Premises will exceed the general population density requirement for the Building, (viii) the character of the business to be conducted within the Premises by the proposed subtenant or assignee is likely to substantially increase the expenses or costs or providing Building services, or the burden on parking, existing janitorial services or elevators in the Building, (ix) the sublease or assignment would cause Landlord to breach any recorded covenants or contractual obligations to which the Property or Landlord is subject or (x) such sublessee or assignee has a net worth insufficient to meet the obligations of the tenant under the Lease at the time Tenant submits the Required Information in connection with this Lease. Tenant shall reimburse Landlord for its attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b) Cancellation. Landlord may, within 10 days after submission of Tenant’s written request for Landlord’s consent to a Transfer, cancel this Lease (or, as to a subletting, cancel as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Landlord cancels t is Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, one-half (1/2) of all compensation received by Tenant for a Transfer that exceeds the Basic Rental and Tenant’s share of Basic Costs allocable to the portion of the Premises covered thereby.

INSURANCE; WAIVERS

SUBROGATION; INDEMNITY

11. (a) Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of not less than a combined single limit per the Basic Lease Information (the “Initial Liability Insurance Amount”) or such other amounts as landlord May from time to time reasonably require, insuring Tenant, Landlord, Landlords, Agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant’s indemnity obligations hereunder, (3) causes of loss – special form property insurance covering the full value of Tenant’s property and improvements made by Tenant to the Premises (excluding the Tenant Improvements), and other property (including property of others), in the Premises, (4) workers’ compensation insurance containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant’s insurance shall provide primary coverage to landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. All such insurance shall name Landlord, Property Manager, and any mortgages, as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (i) by reason of such additional insured’s negligent acts or omissions (sole or otherwise), (ii) by reason of other insurance available to such additional insured, or (ii) to claims for which a primary insured has agreed to indemnify the additional insured. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such an insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term “affiliate” don’t mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

(b) No Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each waives any claim it might have against the other for any damages to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or in the case of Tenant’s wavier, is required to be insured against under the terms hereof REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of the mutual wavier, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver the amount of nay deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

(c) Indemnity. Subject to Section 11(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgements, and expenses (including attorney’s fees) for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (“Loss”) arising from any occurrence on the Premises or from Tenant’s failure to perform its obligations under this Lease (other than a Loss arising from the sole negligence, gross negligence or willful misconduct of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION AND ATTORNMENT;

NOTICE TO LANDLORD’S MORTGAGE

12. (a) Subordination. This Lease is subordinate to any lease wherein Landlord is the tenant and any deed of trust, mortgage, or other security instrument (collectively, a “Mortgage”), that now or hereafter cover all or any part of the Premises (the mortgage under any Mortgage is referred to herein as “Landlord’s Mortgage”). The provisions of this Section 12(a) shall be self-operative, and no further instrument shall be required to effect such subordination; provided that the foregoing subordination in respect of any mortgage or deed of trust placed on the Premises after the date hereof shall not become effective until and unless the older of such mortgage or deed of trust delivers to Tenant a non-disturbance agreement (which may include Tenant’s agreement to allow as set forth below) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such mortgage or deed of trust. Tenant also agrees that any lessor, mortgagees, or trustees may elect (which election shall be revocable) to have this Lease superior to the said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said lease, mortgage or deed of trust. Within ten (10) days after receipt of a request from Landlord from time to time, Tenant agrees to execute a subordination, non-disturbance and attornment agreement (“SNDA”) in a form reasonably approved by Tenant. Tenant acknowledges that the form of the SNDA attached hereto as Exhibit J is approved by Tenant.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of safe, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgage. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requests, specifying the default in reasonable detail, to any Landlord’s Mortgage whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

RULES AND REGULATIONS

13. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may from time to time change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable, applicable to all tenants of the Building and will not unreasonably interfere with Tenant’s use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION

14. (a) Taking – Landlord’s and Tenant’s Rights. If any part of the Buildings taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so prior to the effective date of the Taking. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 60 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease then Rent shall be adjusted on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(b) Taking – Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the premises has been taken, Basic Rental shall adjust as provided in the last sentence of Section 14(a).

(c) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease moving costs, loss of business, and other claims it may have.

FIRE OR OTHER CASUALTY

15. (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”). Landlord shall, within 60 days after such Casualty, deliver to tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Landlord’s and Tenant’s Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not terminate the Lease, then (subject to Landlord’s rights under Section 15(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be adjusted on a reasonable basis from the date of damage until the completion of the repair, unless such damage was caused by the gross negligence or willful misconduct of Tenant, in which case, Tenant shall continue to pay Rent without abatement.

(c) Landlord’s Rights. If a casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord’s obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

TAXES

16. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

EVENTS OF DEFAULT

17. Each of the following occurrences shall constitutes an “Event of Default:”

(a) Tenant fails to pay any Rent or other sums due from Tenant to Landlord under the Lease when due; provided that the first two (2) such failures during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant’s receipt of written notice from Landlord that such payments were not made when due;

(b) Tenant’s failure to perform, comply with, or observe any agreement or obligation of Tenant under this Lease (other than a payment of obligation) on or before the thirtieth (30th) day following written notice of such failure;

(c) the filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(c), any guarantor of the Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; provided that Tenant shall have sixty (60) days following the commencement of an involuntary proceeding to have such proceeding dismissed before such proceeding shall constitute an Event of Default;

(d) intentionally omitted; and

(e) the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

In the event tenant fails to take possession of and occupy the Premises within thirty (30) days following the Commencement Date or if Tenant vacates all or substantially all of the Premises for any period of sixty (60) or more consecutive days (other than a vacancy due to a casualty or condemnation or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease), Tenant shall notify Landlord if such vacation. Further, in the event Tenant vacates all or substantially all of the Premises for any period of ninety (90) or more consecutive days, including failure to occupy the Premises for ninety (90) days after the Commencement Date (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease), such vacancy shall not be an Event of Default hereunder, however, in such event Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice of termination to Tenant prior to the date that Tenant occupies or re-occupies all or substantially all of the Premises.

REMEDIES

18. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(a) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 19(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (B) the then present fair rental value of the Premised for such period, similarly discounted; or

(b) Terminate Tenant’s right to possession of the Premises without terminating this Lease by giving, written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord Shall not be obligated to relet the Premises before leasing other portions of the Building, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects |to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a).

Additionally, without notice, Landlord may alter looks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or termination of Tenant’s right to possession of the Premises, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord by bill of sale with general warranty of title without further payment or credit by Landlord to Tenant.

(c) Without judicial process and without having any liability therefor, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, WHETHER CAUSED BY THE NEGLIGENCE OF LANDLORD OR OTHERWISE.

(d) TENANT AND LANDLORD HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM, BROUGHT BY ONE PARTY AGAINST THE OTHER OR ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED HEREBY, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM FOR INJURY OR DAMAGE, THE PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

PAYMENT BY TENANT;

NON-WAIVER; REMEDIES CUMULATIVE

19. (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into conditions acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default, shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms continued herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.

(c) Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy set forth herein or otherwise available to Landlord at law or in equity and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease and without limiting the preceding sentence, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

SURRENDER OF PREMISES

20. No act by Landlord shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture that is installed or placed in the Premises by Tenant as Landlord may request at the time Landlord approves such alterations (excluding however the Tenant’s Improvements, which Tenant may surrender). Tenant: shall repair all damage caused by such removal. If Tenant fails to deliver the Premises in the condition aforesaid, then Landlord may restore the Premises to such a condition at Tenant’s expense. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

MOLDING OVER

21. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition, to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, Rent equal to the greater of (a) 200% of the daily Rent payable during the last month of the Term, or (b) the prevailing rental rate in the property for similar space. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys’ fees and expenses) incurred because of such holding over. No holding over in the premises by Tenant or payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

CERTAIN RIGHTS RESERVED BY LANDLORD

22. Landlord shall have the following rights:

(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) to make such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building: after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c) to change the name by which the Building is designated; and

(d) to enter the Premises at all reasonable hours upon giving Tenant reasonable notice (except in the case of any emergency, in which case no notice shall be required) and to show the Premises to prospective purchasers, lenders, or tenants.

When exercising the foregoing rights, Landlord agrees to use commercially reasonable efforts not to interfere with Tenant’s occupancy of the Premises;

SUBSTITUTION SPACE –

23. (a) Notwithstanding anything to the contrary set forth herein, prior to Landlord’s commencement of construction, of the Tenant Improvements in the Premises (which construction is anticipated to commence on or about December 1, 2014), Landlord shall have the right to notify Tenant of Landlord’s election to relocate Tenant to space of approximately the same size as the Premises in ant comparable building within a three (3) mile radius from the Premises in Austin, Texas owned or managed by Landlord or an affiliate of Landlord (the “Substitution Space”);

(b) If Landlord exercises such right by giving Tenant notice thereof (“Substitution Notice”), the Substitution Notice shall contain (i) a description of the proposed Substitution Space, (ii) the economic terms of the proposed lease of the Substitution Space, including without limitation, the basic rental rate, the projected basic costs for the Substitution Space, and the tenant finish allowance to be provided by the landlord, and (iii) all other relevant terms of the proposed lease of the Substitution Space, including expansion and/or renewal options. Within fifteen (15) days after Tenant’s receipt of a Substitution Notice, Tenant shall notify Landlord whether or not Tenant approves the Substitution Space and the terms of the lease of the Substitution Space set forth in the Substitution Notice (the “Tenant Response”), it being agreed that Tenant shall not unreasonably withhold its approval thereof. If Tenant timely delivers the Tenant Response approving the Substitution Space and the terms set forth in the Substitution Notice, then Landlord (or its affiliate and/or the owner of the Substitution Space) and Tenant shall promptly, but not later than fifteen (15) days after Landlord’s receipt of the Tenant Response) enter into a new lease with respect to the Substitution Space in form substantially similar to this Lease with the appropriate business terms incorporated. If Tenant timely delivers a Tenant Response disapproving the Substitution Space and/or the terms set forth in the Substitution Notice, then landlord and Tenant shall negotiate in good faith for a period of thirty (30) days with respect to other space and/or other terms applicable for the relocation of Tenant; provided however, if landlord and Tenant ore unable to reach an agreement as to the location of and/or terms with respect to the Substitution Space, this Lease shall continue in full force and effect, and Landlord shall have no further right to relocate the Premises. If Tenant fails to timely deliver a Tenant Response, Tenant shall be deemed to have approved the Substitution Space and the terms set forth in the Substitution Notice) and Landlord (or its affiliate and/or the owner of the Substitution Space) and Tenant shall promptly, but not later than fifteen (15) days after the expiration of the time period for Tenant to deliver a Tenant Response) enter into a new lease with respect to the Substitution Space in for substantially similar to this Lease with the appropriate business terms incorporated.

MISCELLANEOUS

24. (a) Landlord Transfer. Landlord may transfer, in whole or in part, the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

(b) Landlord’s Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord’s owners shall be personally liable therefor. This Section 24(b) shall not be deemed to limit or deny any remedies which Tenant may have in the event of a default by Landlord hereunder which do not involve the personal liability of Landlord.

(c) Force Majeure. Other than for Tenant’s monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d) Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, except for HPI Real Estate, Inc., Landlord’s exclusive agent. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates and Financial Information. From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications sod representations as to this Lease as Landlord may reasonably request. Further, from time to time (but not more often than once in any given six (6) month period), within ten days after Landlord’s request therefore, Tenant shall furnish to Landlord or Landlord’s Mortgagee the most recent annual financial statements for Tenant.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered or delivered by overnight delivery service to the intended address, (3) sent by facsimile transmission followed by a confirmatory letter, or (4) sent by email provided that the recipient has personally responded confirming receipt. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee (or if delivery Is not accepted, upon the first attempted delivery). The parties hereto may change their addresses by giving notice thereof to the other in conformity whit this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease, a clause or provision, as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the patties hereto, and upon their respective successors to interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i) Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly bold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(j) Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there in a guarantor of Tenant’s obligations hereunder, then the obligation hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(k) Captions. The captions contained in this Lease are for conveniences of reference only, and do no| limit or enlarge the terms and conditions of this Lease.

(l) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof. If the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such estate,

(m) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any right under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(n) Exhibits. All exhibits and attachments hereto are incorporated herein by this reference,

Exhibit A	Land
Exhibit A-1	Outline of Premises
Exhibit A-2	Property
Exhibit B	Building Rules and Regulation
Exhibit C	Basic Costs
Exhibit D	Tenant Finish-Work
Exhibit B	Parking
Exhibit F	Acceptance of Premises Memorandum
Exhibit G	Signage
Exhibit H	Renewal Option
Exhibit I	Right of First Offer
Exhibit J	Form of SNDA

(o) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

(p) Governing Law. THIS LEASE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(q) Calculation of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Section 4 and Exhibit C of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(r) WAIVER OF DECEPTIVE TRADE PRACTICES ACT. TENANT HEREBY WAIVES ALL, ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

(s) Lease Not a Construction Contract. Landlord and Tenant acknowledge and agree that this Lease including all exhibits a part thereof and hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

(t) Landlord’s Reimbursement of Tenant’s Existing Lease Obligations. Tenant currently leases approximately 56,l96 rentable square feet of space in the building known as Ladera Bend Building 3 located at 7300 FM 2222, Austin, Texas (the “Existing Lease”). Landlord and Tenant acknowledge and agree that Existing Lease expires by its terms on December 11, 2016. Provided that Tenant is not in default under this Lease, commencing on the Commencement Date and continuing monthly thereafter, Landlord agrees to reimburse Tenant for the base rent, operating expenses and utilities (the “Existing Lease Payments”) paid by Tenant under the Existing Lease; provided that in no event shall Landlord be required to pay any Existing Lease Payments with respect to the Existing Lease for any period after December 31, 2016 or for any premises leased by Tenant under the Existing Leese in excess of 56,196 rentable square feet. Landlord shall pay such reimbursement to Tenant within fifteen (15) business days after receipt of evidence (which evidence may be in the form of a copy of Tenant’s check) of Tenant’s payment of such amounts under the Existing Lease. In no event shall Landlord have any liability to perform any obligations of Tenant under the Existing Lease. In consideration of Landlord’s agreements set forth in this Section 24(t), Tenant hereby grants Landlord the right to negotiate directly with the Landlord under the Existing Lease for a buy-out of such lease, and Tenant shall cooperate with Landlord in connection with such negotiations and shall execute any required documentation to consummate such buyout; provided that Tenant shall not be required to pay any termination fee or other amounts or perform any additional obligations in connection with any buy-out. Landlord shall pay such termination fee directly to the Landlord under the Existing Lease. Further, Landlord shall have the right to identify and negotiate with prospective subtenants for the premises under the Existing Lease, and, subject to the approval of the Landlord under the Existing Lease. If required thereunder, Tenant shall execute any sublease covering such premises requeued by Landlord. Tenant hereby represents and warrants to Landlord the following; (i) Tenant has delivered to Landlord a true and correct copy of the Existing Lease, (ii) Tenant has not subleased any portion of the premises under the Existing Lease, and (iii) no default exists under the Existing Lease, and no condition exists which with the giving or notice or the passage of time, or both, would constitute a default under the Existing Lease. In the event the Existing Lease is terminated prior to December 31, 2016 and/or to the event sublease is executed for the premises under the Existing Lease prior to December 31, 2016, Landlord shall pay to Tenant fifty percent (50%) of the savings realized by Landlord (after deduction of all costs and expenses payable by Landlord in connection with such early termination and/or sublease(s)) over the Existing Lease Payments that would have been payable by Landlord absent such early termination and/or sublease(s). Tenant’s share of such savings shall be paid by Landlord to Tenant by January 31, 2017.

HAZARDOUS SUBSTANCES

25. The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any Law relating to health, pollution, or protection, of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with alt Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or cause into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with, proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor; and (h) Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant’s right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages end obligations of any nature arising from or as a result of the use of the Premises by Tenant, except for any conditions or contamination caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after landlord’s request therefor.

LANDLORD’S LIEN

26. Landlord waives any right of distraint with respect to Tenant’s property and any landlord’s lien against Tenant’s property that may arise at law.

TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, SUBJECT TO SUBSTANTIAL COMPLETION OF THE TENANT’S IMPROVEMENTS AS SET FORTH IN EXHIBIT D. (2) THE BUILDING’S IMPROVEMENTS ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) NO REPRESENTATIONS AS TO THE REPAIR OF TIIE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE TIIE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT D ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (4) NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE, FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

Executed this 18 day of November, 2013:

LANDLORD:

SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas Limited partnership

	By:	Office-360, Inc., a Texas corporation, its general partner

Landlord Witness
/s/ Adri Baker		By:	/s/ Richard E. Anderson
Adri Baker		Name: Richard E. Anderson
Title: President

TENANT:

SPICEWORKS, INC., a Delaware corporation

	By:	/s/ Scott Abel
Name: Scott Abel
Title: President & CEO

1

EXHIBIT A

LAND

Lots 37, 38, 39, 40, 41, 42 and 43, Block “A”, DAVENPORT WEST P.U.D. SECTION 5, PHASE 6, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000169 of the Official Public Records of Travis County, Texas.

Exhibit A-1

FIRST AMENDMENT TO LEAST AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is executed as of the 18th day of December, 2013 by and between SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas limited partnership (“Landlord”) and SPICEWORKS, INC., a Delaware corporation (“Tenant”).

A. Landlord and Tenant are parties to that certain Lease Agreement dated November 18, 2013 (the “Lease”) covering approximately 95,268 rentable square feet of space the building to be located at 3700 N. Capital Texas of Highway, Austin, Texas 78746.

B. Landlord and Tenant not mutually desire to amend the Lease.

C. Unless otherwise defined herein, all capitalized terms have the meanings assigned to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Landlord and Tenant hereby agree as follows:

1. Section 3(c) of the Lease is hereby amended in its entirety to read as follows:

(c) Financing of Construction. Landlord and Tenant acknowledge that as of the date of this Lease, the Building in which the Premises is to be located has not yet been constructed. Landlord shall not be obligated to proceed with construction of the Building unless and until financing acceptable to Landlord has been obtained. If Landlord has not entered in to a construction loan satisfactory to Landlord by January 31, 2014, Landlord shall so notify Tenant, and thereafter, but prior to the date the Landlord obtains a construction loan, either party hereto shall be entitled to terminate this Lease by delivery written notice of termination to the other party. Such termination shall be effective upon the date of receipt of the termination notice by the non-terminating party, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder (provided that Landlord shall refund to Tenant all pre-paid Rent hereunder), and neither party shall have any liability to the other by reason of such termination.

2. Except as herein and hereby modified and amended, the Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties agree that this amendment may be transmitted between them by facsimile, and any faxed signature shall constitute an original signature and is binding upon the parties.

4. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. The Lease, together with this Amendment represent the entire agreement of the parties with respect to the subject matter thereof.

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IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Amendment as of the date set forth below.

Landlord Witness	LANDLORD: SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas Limited partnership By: Office-360, Inc., a Texas corporation, its general partner

/s/ Adri Baker
Adri Baker	By:	/s/ Richard E. Anderson
	Name:	Richard E. Anderson
	Title:	President

TENANT: SPICEWORKS, INC., a Delaware corporation

By:	/s/ Scott Abel
Name:	Scott Abel
Title:	President & CEO

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SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is executed as of the 11th day of February, 2014 by and between SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas limited partnership (“Landlord”) and SPICEWORKS, INC., a Delaware corporation (“Tenant”).

A. Landlord and Tenant are parties to that certain Lease Agreement dated November 18, 2013, and amended by the First Amendment dated December 18, 2013, (the “Lease”) covering approximately 95,268 rentable square feet of space the building to be located at 3700 N. Capital Texas of Highway, Austin, Texas 78746.

B. Landlord and Tenant not mutually desire to amend the Lease.

C. Unless otherwise defined herein, all capitalized terms have the meanings assigned to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, Landlord and Tenant hereby agree as follows:

1. Section 3(c) of the Lease is hereby amended in its entirety to read as follows:

(c) Financing of Construction. Landlord and Tenant acknowledge that as of the date of this Lease, the Building in which the Premises is to be located has not yet been constructed. Landlord shall not be obligated to proceed with construction of the Building unless and until financing acceptable to Landlord has been obtained. If Landlord has not entered in to a construction loan satisfactory to Landlord by February 17, 2014, Landlord shall so notify Tenant, and thereafter, but prior to the date the Landlord obtains a construction loan, either party hereto shall be entitled to terminate this Lease by delivery written notice of termination to the other party. Such termination shall be effective upon the date of receipt of the termination notice by the non-terminating party, and this Lease shall thereupon cease and terminate and each of the parties hereto shall be released and discharged from any and all liability and responsibility hereunder (provided that Landlord shall refund to Tenant all pre-paid Rent hereunder), and neither party shall have any liability to the other by reason of such termination.

2. Except as herein and hereby modified and amended, the Lease shall remain in full force and effect and all the terms, provisions, covenants and conditions thereof are hereby ratified and confirmed. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties agree that this Amendment may be transmitted between them by facsimile, and any faxed signature shall constitute an original signature and is binding upon the parties.

4. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5. The Lease, together with this Amendment represent the entire agreement of the parties with respect to the subject matter thereof.

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IN WITNESS WHEREOF, the Landlord and Tenant have duly executed this Amendment as of the date set forth below.

Landlord Witness	LANDLORD: SAN CLEMENTE AT DAVENPORT – NORTH, LTD., a Texas Limited partnership By: Office-360, Inc., a Texas corporation, its general partner

/s/ Adri Baker
Adri Baker	By:	/s/ Richard E. Anderson
	Name:	Richard E. Anderson
	Title:	President

TENANT: SPICEWORKS, INC., a Delaware corporation

By:	/s/ Scott Abel
Name:	Scott Abel
Title:	President & CEO

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FIRST AMENDMENT TO AGREEMENT OF SUBTENANT

THIS FIRST AMENDMENT TO AGREEMENT OF SUBTENANT (this “Amendment”) is entered into as of the 8th day of May, 2019, by and between AG SAN CLEMENTE 3700 LLC, a Delaware limited liability company (“Landlord”) and CS DISCO, INC., a Delaware corporation (“Subtenant”).

WHEREAS, Landlord and Subtenant executed that certain Agreement of Subtenant dated as of August 14, 2018 (the “Agreement”) pursuant to which Landlord consented to Subtenant’s sublease from Spiceworks, Inc., a Delaware corporation (“Tenant”) of approximately 23,180 square feet of rentable area in the building located at 3700 N. Capital of Texas Highway, Austin, Texas 78746 (such space, the “Original Sublease Premises”) pursuant to that certain Sublease Agreement August 8 2018 by and between Tenant and Subtenant (the “Sublease Agreement”);

WHEREAS, pursuant to the Agreement, Landlord consented to the Sublease Agreement and to Subtenant’s sublease of the Sublease Premises;

WHEREAS, Tenant and Subtenant desire to amend the Sublease Agreement and have mutually executed that certain First Amendment to Sublease dated as of April 30, 2019 (the “First Sublease Amendment”), pursuant to which the term of the Sublease Agreement would be extended and the Sublease Premises would be expanded to include approximately 25,921 rentable square feet of space (the “Sublease Expansion Space” and, together with the Original Sublease Premises, the “Sublease Premises”) known as Suite 250 and located on the second (2nd) floor of the Building, as more particularly described therein;

WHEREAS, pursuant to the terms of the Agreement, Landlord has the right to approve any amendment of the Sublease Agreement; and

WHEREAS, Landlord has agreed to consent to the First Sublease Amendment on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Subtenant hereby agree as follows:

1. All references in the Agreement to “Sublease Premises” shall mean the Original Sublease Premises and the Sublease Expansion Space; all references in the Agreement to the “Consent to Sublease and Agreement” shall mean the Consent to Sublease and Agreement dated as of August 14, 2018 between Landlord and Tenant, as amended by that certain Consent to Amendment to Sublease dated as of May 8th, 2019 between Landlord and Tenant; and all references in the Agreement to the “Sublease” shall mean the Sublease Agreement, as amended by the First Sublease Amendment.

2. Landlord hereby consents to the First Amendment to Sublease, subject to the terms and conditions of this Amendment.

3. Notwithstanding anything to the contrary set forth in the Agreement or the Lease, (i) Landlord hereby acknowledges and agrees that Tenant remains entitled to place a panel on the Monument Sign despite that Tenant has subleased a portion of the Premises to Subtenant, (ii) subject to compliance with the terms and conditions of Exhibit G regarding, Section B of the Lease Agreement, Landlord hereby consents to removal of Tenant’s sign panel on the Monument Sign and installation of a new sign panel thereon containing Subtenant’s name (which sign panel shall be in the same location of, and replace, Tenant’s sign panel thereon), (iii) Landlord acknowledges that the Additional FF&E (as defined in the First Sublease Amendment) may be removed from the Sublease Premises and the Sublease Expansion Space and (iv) subject to compliance with the terms and conditions of the Lease, the alterations described in the last paragraph of Section 7 of the First Sublease: Amendment and further described as follows: installation of a control panel in the IDF room in the Sublease Expansion Space; installation of new Cat 3 cables from the doors of the Sublease Expansion Space to the IDF room in the Sublease Expansion Space and installation of one Cat 6 cable from the IDF room in the Sublease Expansion Space to support one additional WiFi ceiling-mounted access point; pulling twelve (12) Cat 6 cables from the IDF room in the Original Sublease Premises to the IDF room in the Sublease Expansion Space via an existing floor penetration that connects both IDF rooms may be installed in the Sublease Expansion Space.

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4. Subtenant agrees to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity that it is entitled to a commission, finder’s fee or like payment in connection with the First Sublease Amendment.

5. Landlord and Landlord’s agents have made no representations or warranties (express or implied) with respect to the subject matter of this Amendment except as expressly set forth herein, and Subtenant has not relied on any such representations or warranties not contained herein.

6. Except as defined differently herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them under the Agreement.

7. Subtenant represents to Landlord that (i) other than the Sublease and the First Sublease Amendment, there are no other agreements or understandings, whether written or oral, between Tenant and Subtenant with respect to Subtenant’s use and occupancy of the Sublease Premises or any property of Tenant located in the Building, and (ii) no compensation or consideration is payable or will become due and payable to Tenant or any affiliate of Tenant in connection with the First Sublease Amendment other than the rentals expressly set forth in the First Sublease Amendment.

8. Landlord represents to Subtenant that (i) other than that certain First Amendment to Lease Agreement dated as of December 18, 2013, and that certain Second Amendment to Lease Agreement dated as of February 11, 2014, the Lease has not been amended and (ii) to Landlord’s current, actual knowledge, as of the date of this Amendment, Tenant is not in default of any provision of the Lease.

9. Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Agreement and this Amendment, this Amendment shall control.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

AG SAN CLEMENTE 3700 LLC, a Delaware limited liability company

By:
Name:	Eyal Chenkin
Title:	President

SUBTENANT:
CS DISCO, INC., a Delaware corporation

By:	/s/ Michael Lafair
Name:	Michael Lafair
Title:	CFO

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

AG SAN CLEMENTE 3700 LLC, a Delaware limited
liability company

By:	/s/ Eyal Chenkin
Name: Eyal Chenkin
Title: President

SUBTENANT:
CS DISCO, INC., a Delaware corporation

By:
Name:
Title:

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